Exhibit 12.1

Excel Trust, Inc.

Statement of Computation of Ratios

		The Company			The Predecessor
	Three Months Ended March 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	April 28, 2010 to December 31, 2010	January 1, 2010 to April 27, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008
Calculation of Earnings:
Add:
Income (loss) from continuing operations	$324	$1,845	$(4,500)	$(4,955)	$156	$318	$(326)
Fixed charges (see below)	4,798	16,799	13,592	3,692	589	1,641	1,947
Amortization of capitalized interest	—	—	—	—	—	—	—
Subtract:
Interest capitalized	—	(243)	(411)	—	(106)	(282)	(354)

Total earnings (deficit) before fixed charges	5,122	18,401	8,681	(1,263)	639	1,677	1,267

Fixed charges:
Interest expense	4,798	16,556	13,181	3,692	483	1,359	1,593
Interest capitalized	—	243	411	—	106	282	354

Total fixed charges	4,798	16,799	13,592	3,692	589	1,641	1,947
Ratio of earnings to fixed charges	1.07	1.10	0.64	(0.34)	1.08	1.02	0.65

Deficiency of earnings to fixed charges	—	—	(4,911)	(4,955)	—	—	(680)
Preferred stock dividends	$2,744	$10,353	$3,228	$—	$—	$—	$—
Ratio of earnings (loss) to fixed charges and preferred stock dividends	0.68	0.68	0.52	(0.34)	1.08	1.02	0.65
Deficiency of earnings to fixed charges and preferred dividends	(2,420)	(8,751)	(8,139)	(4,955)	—	—	(680)

Excel Trust, L.P.

Statement of Computation of Ratios

		The Operating Partnership			The Predecessor
	Three Months Ended March 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	April 28, 2010 to December 31, 2010	January 1, 2010 to April 27, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008
Calculation of Earnings:
Add:
Income (loss) from continuing operations	$324	$1,845	$(4,500)	$(4,955)	$156	$318	$(326)
Fixed charges (see below)	4,798	16,799	13,592	3,692	589	1,641	1,947
Amortization of capitalized interest	—	—	—	—	—	—	—
Subtract:
Interest capitalized	—	(243)	(411)	—	(106)	(282)	(354)

Total earnings (deficit) before fixed charges	5,122	18,401	8,681	(1,263)	639	1,677	1,267

Fixed charges:
Interest expense	4,798	16,556	13,181	3,692	483	1,359	1,593
Interest capitalized	—	243	411	—	106	282	354

Total fixed charges	4,798	16,799	13,592	3,692	589	1,641	1,947
Ratio of earnings to fixed charges	1.07	1.10	0.64	(0.34)	1.08	1.02	0.65

Deficiency of earnings to fixed charges	—	—	(4,911)	(4,955)	—	—	(680)
Preferred unit distributions	$2,744	$10,353	$3,228	$—	$—	$—	$—
Ratio of earnings (loss) to fixed charges and preferred unit distributions	0.68	0.68	0.52	(0.34)	1.08	1.02	0.65
Deficiency of earnings to fixed charges and preferred unit distributions	(2,420)	(8,751)	(8,139)	(4,955)	—	—	(680)